FORM OF

AMENDMENT TO SERVICE AGREEMENT

This Amendment to Service Agreement (the “Amendment”), dated and effective December     , 2023, is by and between State Street Bank and Trust Company, a Massachusetts trust company (“State Street”), and each management investment company identified on Schedule A (each, a “Trust”).

WHEREAS, State Street and each Trust entered into a Service Agreement dated and effective as of May 31, 2018 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, State Street and the undersigned Trust desire to amend the Agreement as more particularly set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	Amendment.

(a)	UBS Series Funds has established a new series of shares to be known as CANTOR FITZGERALD GOVERNMENT MONEY MARKET FUND (the “New Fund”).

(b)

In accordance with Section 1, of the Agreement, the undersigned Trust hereby requests that State Street act as service provider for the New Fund under the terms of the Agreement. In connection with such request, the undersigned New Fund hereby confirms to State Street, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

(c)

In addition, each of the Trusts and State Street desire to update the Schedules to reflect the deletion of certain series of the Trusts that have ceased operations and have been terminated as well as to make certain other corrections.

(d)	Schedule A is hereby amended in its entirety and replaced with the new Schedule A attached hereto.

(e)	Annex I to Schedule B6 is hereby amended in its entirety and replaced with the new Annex I attached hereto.

2.	Miscellaneous.

(a)    Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect.

(b)    Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Agreement.

(c)    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

EACH OF THE TRUSTS LISTED ON SCHEDULE A HERETO,

SEVERALLY AND NOT JOINTLY

By:
Name:
Title:	, Duly Authorized

By:
Name:
Title:	, Duly Authorized

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

Amendment to Service Agreement

AMENDMENT TO SERVICE AGREEMENT

SCHEDULE A

Listing of Fund(s)

PACE® Select Advisors Trust

PACE Alternative Strategies Investments

PACE Global Real Estate Securities Investments

UBS Government Money Market Investments Fund (f/k/a PACE Government Money Market Investments)

PACE High Yield Investments

PACE Intermediate Fixed Income Investments

PACE International Emerging Markets Equity Investments

PACE International Equity Investments

PACE Global Fixed Income Investments (f/k/a PACE International Fixed Income Investments)

PACE Large Co Growth Equity Investments

PACE Large Co Value Equity Investments

PACE Mortgage-Backed Securities Fixed Income Investments

PACE Municipal Fixed Income Investments

PACE Small/Medium Co Growth Equity Investments

PACE Small/Medium Co Value Equity Investments

PACE Strategic Fixed Income Investments

Master Trust

Government Master Fund

Prime CNAV Master Fund

Prime Master Fund

Tax-Free Master Fund

Treasury Master Fund

ESG Prime Master Fund

UBS Series Funds

UBS Liquid Assets Government Fund

UBS Prime Preferred Fund

UBS Prime Reserves Fund

UBS RMA Government Money Market Fund

UBS Select Government Institutional Fund

UBS Select Government Preferred Fund

UBS Select Prime Institutional Fund

UBS Select Prime Preferred Fund

UBS Select Treasury Institutional Fund

UBS Select Treasury Preferred Fund

UBS Tax-Free Preferred Fund

UBS Tax-Free Reserves Fund

Limited Purpose Cash Investment Fund

UBS Select ESG Prime Preferred Fund

UBS Select ESG Prime Institutional Fund

UBS Ultra Short Income Fund

UBS Cantor Fitzgerald Government Money Market Fund

UBS Investment Trust

UBS U.S. Allocation Fund

The UBS Funds

UBS Global Allocation Fund

UBS US Dividend Ruler Fund

UBS U.S. Small Cap Growth Fund

UBS US Quality Growth At Reasonable Price Fund

UBS International Sustainable Equity Fund

UBS Multi Income Bond Fund (f/k/a UBS Total Return Bond Fund)

UBS Emerging Markets Equity Opportunity Fund

UBS Engage For Impact Fund

UBS Sustainable Development Bank Bond Fund

UBS All China Equity Fund

SMA Relationship Trust

SMA Relationship Trust Series M

AMENDMENT TO SERVICE AGREEMENT

ANNEX I TO SCHEDULE B6

Form N-PORT Services and Quarterly Portfolio of Investments Services	Service Type:
PACE® SELECT ADVISORS TRUST	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services
PACE Alternative Strategies Investments	Standard
PACE Global Real Estate Securities Investments
UBS Government Money Market Investments Fund
PACE High Yield Investments
PACE Intermediate Fixed Income Investments
PACE International Emerging Markets Equity Investments
PACE International Equity Investments
PACE Global Fixed Income Investments
PACE Large Co Growth Equity Investments
PACE Large Co Value Equity Investments
PACE Mortgage-Backed Securities Fixed Income Investments
PACE Municipal Fixed Income Investments
PACE Small/Medium Co Growth Equity Investments

PACE Small/Medium Co Value Equity Investments
PACE Strategic Fixed Income Investments
UBS SERIES FUNDS	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services
UBS Ultra Short Income Fund	Standard
UBS INVESTMENT TRUST	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services
UBS U.S. Allocation Fund	Standard
THE UBS FUNDS	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services
UBS Global Allocation Fund	Standard
UBS US Dividend Ruler Fund
UBS U.S. Small Cap Growth Fund
UBS US Quality Growth At Reasonable Price Fund
UBS International Sustainable Equity Fund
UBS Engage For Impact Fund
UBS Sustainable Development Bank Bond Fund
UBS Multi Income Bond Fund (f/k/a UBS Total Return Bond Fund)

UBS Emerging Markets Equity Opportunity Fund
UBS All China Equity Fund
SMA RELATIONSHIP TRUST
SMA Relationship Trust Series M

Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services
Standard

Form N-CEN Services
PACE® SELECT ADVISORS TRUST UBS SERIES FUNDS UBS INVESTMENT TRUST THE UBS FUNDS SMA RELATIONSHIP TRUST

IN WITNESS WHEREOF, the undersigned, by their authorized representatives, have executed this Annex 1 as of the last signature date set forth below.

EACH OF THE ABOVE NAMED TRUSTS,

SEVERALLY AND NOT JOINTLY

By:
Name:
Title:	, Duly Authorized

By:
Name:
Title:	, Duly Authorized

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title: